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                                                                    Exhibit 23.1
[LETTERHEAD OF COOPERS & LYBRAND L.L.P. APPEARS HERE]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Vintage Petroleum, Inc. on Forms S-8 (No. 33-37505, and No. 333-09205) of our report dated May 29, 1997, on our audit of the statement of revenues and direct operating expenses of the Burlington Properties, which report is included in the Current Report on Form 8-K of Vintage Petroleum, Inc.



COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
June 12, 1997